UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

Effective September 16, 2024, BioReference Health, LLC, a Delaware limited liability company (“BioReference”), a subsidiary of OPKO Health, Inc. (“OPKO” or the “Company”), repaid in full all of its obligations under and terminated that certain Amended and Restated Credit Agreement, dated as of August 30, 2021, by and among BioReference, certain of its subsidiaries, as borrowers or guarantors, the lenders party thereto, and JP Morgan Chase Bank, N.A., as administrative agent for the lenders (as amended, the “Credit Agreement”). BioReference paid approximately $9,721,000 to repay all its obligations under the Credit Agreement and did not incur any prepayment premium or penalty.

The Credit Agreement was terminated in connection with the consummation of the Transaction described in Item 2.01 of this Current Report on Form 8-K. A description of the material terms of the Credit Agreement is set forth under the heading “Liquidity and Capital Resources” contained in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed on August 7, 2024, and such description is incorporated by reference in this Item 1.02 of this Current Report on Form 8-K.

The administrative agent under the Credit Agreement has, from time to time, provided investment banking, commercial banking, and advisory services to the Company, for which it has received customary fees.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on March 27, 2024, the Company, BioReference and Laboratory Corporation of America Holdings, a Delaware corporation (“Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which BioReference and the Company agreed to sell and assign to Buyer, and Buyer agreed to purchase and assume from BioReference and the Company, certain assets and liabilities of BioReference’s laboratory testing businesses focused on clinical diagnostics and reproductive and women’s health across the United States, excluding New York and New Jersey, in exchange for approximately $237,500,000 in cash (the “Transaction”).

Other than the Transaction, there is no material relationship between Buyer, the Company, any of the Company’s affiliates, or any director or officer of the Company or any associate of any such director or officer.

On September 16, 2024, the parties to the Purchase Agreement consummated the Transaction, and the Company received approximately $237,500,000 in cash, including escrow, subject to certain adjustments as set forth in the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

On September 16, 2024, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of the Registrant, as of June 30, 2024, and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2024, and for the year ended December 31, 2023 are filed as Exhibit 99.2 to the Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated September 16, 2024
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Adam Logal
Date: September 16, 2024	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer